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                                                                     EXHIBIT 4.8

                          Registration Rights Agreement

                                  $200,000,000

                          REMINGTON ARMS COMPANY, INC.

                          10-1/2% Senior Notes due 2011

                          REGISTRATION RIGHTS AGREEMENT

                                                                January 24, 2003

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Wachovia Securities, Inc.
c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, New York 10010-3629

Ladies and Gentlemen:

         Remington Arms Company, Inc., a Delaware corporation (the "Issuer"), proposes to issue and sell to Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Wachovia Securities, Inc. (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated January 17, 2003 (the "Purchase Agreement"), $200,000,000 aggregate principal amount of its 10-1/2% Senior Notes Due 2011 (the "Initial Securities") to be guaranteed (the "Guarantees") by RBC Holding, Inc., RA Brands, L.L.C. and RA Factors, Inc., each a Delaware corporation (the "Guarantors" and, collectively with the Issuer, the "Company"). The Initial Securities will be issued pursuant to an Indenture, dated as of January 24, 2003 (the "Indenture"), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (as defined below) (collectively the "Holders"), as follows:

         1. Registered Exchange Offer. Unless not permitted by applicable law (after the Company has complied with the ultimate paragraph of this Section 1), the Company shall use its reasonable best efforts to prepare and, not later than 90 days (such 90th day being the "Filing Deadline") after the date on which the Initial Purchasers purchase the Initial Securities pursuant to the Purchase Agreement (the "Closing Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Securities (as defined in
Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial

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                                       -2-

Securities, a like aggregate principal amount of debt securities of the Company issued under the Indenture, substantially identical in all material respects to the Initial Securities and guaranteed by each of the Guarantors and registered under the Securities Act (the "Exchange Securities"). The Company shall use its reasonable best efforts to (i) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Closing Date (such 150th day being the "Effectiveness Deadline") and (ii) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"). For purposes hereof, "business day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

         If the Company commences the Registered Exchange Offer, the Company (i) will be entitled to consummate the Registered Exchange Offer 30 days after such commencement (or at the end of such shorter period permitted by applicable law) (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will be required to use its reasonable best efforts to consummate the Registered Exchange Offer no later than 180 days after the Closing Date on which the Exchange Offer Registration Statement is declared effective (such 30th day being the "Consummation Deadline").

         Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall use its reasonable best efforts to promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy or interpretation of the Commission or its staff from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act.

         The Company and the Initial Purchasers acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer") is required to deliver a prospectus containing the information substantially to the effect set forth in Annex A hereto, Annex B hereto and Annex C hereto in the appropriate sections of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

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         The Company shall use its reasonable best efforts to keep the Exchange
Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as shall be required thereby in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 90 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

         Upon consummation of the Registered Exchange Offer in accordance with this Section 1 (whether or not the actions or events specified in the first sentence of this Section 1 occur within the time periods specified therefor) the provisions of this Agreement shall continue to apply (to the extent applicable) solely with respect to Securities that (i) were not eligible to be exchanged in the Registered Exchange Offer (other than due to the status of the Holder thereof as an affiliate of the Company or due to such Holder's inability to make the representations referred to in the third to last paragraph of this Section
1) and have not been exchanged for Private Exchange Securities, (ii) were received by the Holder thereof (other than a Participating Broker-Dealer) in the Registered Exchange Offer but are not freely tradeable on the date of such exchange (other than due to the status of such Holder as an affiliate of the Company or due to such Holder's inability to make the representations referred to in the third to last paragraph of this Section 1), (iii) are Private Exchange Securities, or (iv) are Exchange Securities held by Participating Broker-Dealers, and the Company shall have no further obligation to register securities (other than those securities referred to in clauses (i), (ii) or (iii) above) pursuant to Section 2 of this Agreement.

         If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the "Private Exchange Securities"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities."

         In connection with the Registered Exchange Offer, the Company shall:

               (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

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                                       -4-

               (b) keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

               (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

               (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

               (e) otherwise comply in all material respects with all applicable securities laws.

         As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

               (x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

               (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

               (z) use its reasonable best efforts to cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

         The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

         Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid or duly provided for in accordance with the Indenture on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities; provided that if the Initial Security is surrendered for exchange on a date that is after the record date for an interest payment that will occur on or after the date of such exchange and as to which interest will be paid, interest on the Exchange Security received in exchange therefor shall accrue from the date of such interest payment date.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder

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                                       -5-

is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities and (vi) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

         Notwithstanding any other provisions hereof, the Company will use its reasonable best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         If following the date hereof there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer. The Company will pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company will take all such other actions as may be reasonably requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation
(i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

         2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer as contemplated by
Section 1 hereof, (ii) the Registered Exchange Offer is not consummated on or before the 180th day after the Closing Date, (iii) any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Initial Purchaser) shall be, and shall notify the Company that such Holder is, prohibited by law or Commission policy from participating in the Registered Exchange Offer or such Holder may not resell the Exchange Securities acquired in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not available for such resales by such Holder (other

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                                       -6-

than (x) due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act or (y) due to such Holder's inability to make the representations set forth above) and any such Holder so requests, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a "Trigger Date"):

               (a) The Company shall use its reasonable best efforts to, as promptly as reasonably practicable, file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

               (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period (the "Shelf Registration Period") of two years (one year in the case of any Shelf Registration Statement requested by an Initial Purchaser) from the Closing Date (or for such longer period if extended pursuant to Section 3(j) below) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof (on the express assumption that no Holder at such date or within the 90-day period preceding such date was an affiliate of the Company)). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable or
         (iii) with respect to a Shelf Registration Statement required to be filed due to a failure to consummate the Registered Exchange Offer within the required time period, such action occurs following the consummation of the Registered Exchange Offer.

               (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state

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                                       -7-

         a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in any such case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein).

         3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

               (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) if applicable, include information substantially to the effect as set forth in Annex A hereto, Annex B hereto and Annex C hereto in the appropriate sections of the prospectus forming a part of the Exchange Offer Registration Statement and include information substantially to the effect as set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement, in a section entitled "Plan of Distribution" or other appropriate heading, a summary statement reasonably acceptable to the Initial Purchasers, of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"); and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders (the "Selling Holders").

               (b) The Company shall give written notice to the Initial Purchasers, the Holders of the Securities who propose to sell Securities pursuant to a Registration Statement (a "Participating Holder") and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied (if applicable) by a written instruction to suspend the use of the relevant prospectus until the requisite changes have been made):

               (i) when the applicable Registration Statement or any amendment thereto has been filed with the Commission and when the applicable Registration Statement or any post-effective amendment thereto has become effective;

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                                       -8-

               (ii) of any request by the Commission for amendments or supplements to the applicable Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the Company to make changes in the applicable Registration Statement or the prospectus in order that the applicable Registration Statement (as of its effective date) or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

               (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

               (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

               (e) The Company shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Participating Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including, if any, those incorporated by reference).

               (f) The Company shall, during the Shelf Registration Period, deliver to each Selling Holder of Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the Selling Holders in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

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                                       -9-

               (g) The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto, during the 90 days following the consummation of the Registered Exchange Offer, by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

               (h) Prior to any public offering of the Securities pursuant to any Registration Statement the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

               (i) The Company shall cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends relating to transfer restrictions (and not required by stock exchange rule or depository rule or usage) and in such denominations and registered in such names as the Holders may reasonably request in writing a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

               (j)  Upon the occurrence of any event contemplated by paragraphs
         (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall use its reasonable best efforts, to promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies, as applicable, the Initial Purchasers, the Participating Holders and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then, as applicable, the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus. The period of effectiveness of the Shelf Registration Statement provided for in

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                                      -10-

         Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1, as applicable, above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Company shall have mailed to, as applicable, the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer, as applicable, such amended or supplemented prospectus pursuant to this Section 3(j).

               (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

               (l) The Company will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (which need not be audited), no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

               (m) The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall use its reasonable best efforts to appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

               (n) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

               (o) In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and use its reasonable best efforts to take all such other action, if any, as the Selling Holders of a majority in aggregate principal amount of the Securities being sold pursuant to the Shelf Registration Statement (the "Majority Selling Holders") or the Managing Underwriters, if any, shall reasonably request in order to facilitate the disposition of the Securities pursuant to such Shelf Registration Statement.

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                                      -11-

               (p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by a representative (including one accounting firm and one other agent retained by the Majority Selling Holders) of, and Special Counsel (as defined below) acting for, the Majority Selling Holders and any underwriter participating in any disposition pursuant to the Shelf Registration Statement (such representative, Special Counsel and underwriter, collectively, the "Inspectors"), all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) use its reasonable best efforts to cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Inspectors in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Inspectors. Each Inspector will be required to agree in writing, pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company and such Inspector, that (i) information obtained by such Inspector as a result of such inspections shall be deemed and maintained as confidential and shall not be used by such Inspector as the basis for any market transactions in the securities of any of the Company and its subsidiaries unless and until such information is made generally available to the public (other than by or through any Inspector) and
         (ii) such Inspector will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential.

               (q) In the case of any Shelf Registration, the Company, if requested by the Majority Selling Holders of Securities covered thereby, shall use its reasonable best efforts to cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form and covering matters customarily covered in similar transactions addressed to the Selling Holders of Securities covered thereby and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

               (r) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

               (s) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will provide reasonable assistance to such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) reasonably acceptable to the Company to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) providing for indemnification for any such qualified independent underwriter as are customary for such transactions and
         (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         4. Registration Expenses. (a) All expenses incurred by the Company incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

               (i)     all registration and filing fees and expenses;

               (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

               (iii) all expenses of printing (including printing certificates for the Securities to be issued in the Registered Exchange Offer and the Private Exchange and printing of Prospectuses), messenger and delivery services and telephone;

               (iv)    all fees and disbursements of counsel for the Company;

               (v) all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof, and

               (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

               (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Securities who are reselling Securities pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel ("Special Counsel") designated by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared. The Initial Purchasers shall bear any fees and expenses of their counsel incurred in connection with the Registered Exchange Offer.

         5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Selling Holder (in the case of a Shelf Registration Statement), any Participating Broker-Dealer (in the case of an Exchange Offer Registration Statement) and, in each respective case, each person, if any, who controls such Selling Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or prospectus forming part thereof or in any amendment or supplement thereto or (in the case of a Shelf Registration Statement) in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus forming part thereof or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus or any amendment or supplement thereto or any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that (x) a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus (in the case of any such preliminary prospectus) or a prospectus amendment or supplement (in any other case) if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer sufficient to allow for a timely distribution prior to confirmation of the sale of such Securities to such person by such Holder or Participating Broker-Dealer, and such untrue statement or omission or alleged untrue statement or omission was corrected in such final prospectus or prospectus amendment or supplement, or (y) at the time of such purchase such Holder or Participating Broker Dealer had received timely written advice from the Company prior to such purchase that the use of such prospectus, amendment, supplement or preliminary prospectus was suspended as provided in Section 3(b); provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

         (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus forming part thereof or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or, in the case of an indemnified party that is an Initial Purchaser or a person controlling an Initial Purchaser, could have been, a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         6. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (vi) below being herein called a "Registration Default"):

               (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

               (ii) any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the Effectiveness Deadline;

               (iii) the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline, including as a result of the Exchange Offer Registration Statement ceasing to be effective;

               (iv) any Shelf Registration Statement is required to be filed under this Agreement, and after the Shelf Registration Statement is declared effective and during the period that the Company is required to use its reasonable best efforts to keep the Shelf Registration Statement effective as provided in Section 2(a), such Shelf Registration Statement thereafter ceases to be effective and such Shelf Registration Statement is not replaced within 30 days by an additional Shelf Registration Statement that is filed and declared effective;

               (v) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 60th day after such filing obligations arises; or

               (vi) if obligated to file the Shelf Registration Statement, the Shelf Registration Statement is not declared effective by the Commission on or prior to the 120th day after the obligation to file the Shelf Registration Statement arises.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

         Additional Interest shall accrue on Securities that are Transfer Restricted Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the "Additional Interest Rate") for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of .50% per annum. The Additional Interest may not accrue on the Securities under more than one of the foregoing clauses (i) through (vi) at any one time. Following the cure of all Registration Defaults, the accrual of such Additional Inderest will cease. Without limiting the foregoing, Additional Interest with respect to a failure to file, cause to become effective or maintain the effectiveness of a Shelf Registration Statement shall cease to accrue upon the consummation of the Registered Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Registered Exchange Offer within the required time period.

         Notwithstanding anything to the contrary in this Section 6(a), the Company shall not be required to pay Additional Interest to any Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the third to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 3(n).

         (b) A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

         (c)   Any amounts of Additional Interest due pursuant to clauses (i) -
(vi) of Section 6(a) will be payable in cash on the regular interest payment dates with respect to Securities that are Transfer Restricted Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

         (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been exchanged by a Holder for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or otherwise is eligible for resale pursuant to Rule 144 (or any successor provision) under the Securities Act without volume restriction, if any).

         7. Rules 144 and 144A. So long as Transfer Restricted Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the reasonable request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to

Rules 144 and 144A under the Securities Act. The Company covenants that it will use its reasonable best efforts to take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         9.    Miscellaneous.

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Initial Securities, Exchange Securities or Private Exchange Securities whose Initial Securities, Exchange Securities or Private Exchange Securities are being sold pursuant to a Registration Statement, and that does not directly or indirectly affect the rights of other Holders, may be given by Holders of a majority in aggregate principal amount of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, being sold by such Holders pursuant to such Registration Statement.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                    (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

                    (2)    if to the Initial Purchasers:

                           Credit Suisse First Boston Corporation
                           Eleven Madison Avenue
                           New York, NY  10010-3629
                           Fax No.: (212) 325-8278
                           Attention: Transactions Advisory Group

               with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Attention: William M. Hartnett, Esq.

                    (3)    if to the Company, at its address as follows:

                           Remington Arms Company, Inc.
                           870 Remington Drive
                           P.O. Box 700
                           Madison, North Carolina 27025-0700
                           Fax No.: (336) 548-8831
                           Attention: Chief Financial Officer

               with a copy to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York 10022
                           Fax No.: (212) 909-6836
                           Attention: David A. Brittenham, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (e) Successors and Assigns. This Agreement shall be binding upon the Company, each other party hereto and each Holder and its successors and assigns. Each Holder by its acceptance of a Security, for itself and its successors and assigns, agrees to be bound hereby.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED OR PERMITTED THEREBY.

         (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Submission to Jurisdiction. Each party hereto submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                      -S-1-

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                Very truly yours,

                                REMINGTON ARMS COMPANY, INC.

                                By: /s/ Thomas L. Millner
                                    ------------------------
                                    Name:  Thomas L. Millner
                                    Title: President and Chief Executive Officer

                                RBC HOLDING, INC.

                                By: /s/ Mark A. Little
                                    ------------------------
                                    Name:  Mark A. Little
                                    Title: Executive Vice President,
                                           Chief Financial Officer and
                                           Treasurer

                                RA BRANDS, L.L.C.

                                By: /s/ Thomas L. Millner
                                    ------------------------
                                    Name:  Thomas L. Millner
                                    Title: President and Chief Executive Officer

                                RA FACTORS, INC.

                                By: /s/ Mark A. Little
                                    ------------------------
                                    Name:  Mark A. Little
                                    Title: Executive Vice President,
                                           Chief Financial Officer and
                                           Treasurer

                                      -S-2-

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.
WACHOVIA SECURITIES, INC.

By: CREDIT SUISSE FIRST BOSTON LLC

By:  /s/ Edward P. Garden
     ---------------------------------------
     Name:  Edward P. Garden
     Title: Managing Director

By: GOLDMAN, SACHS & CO.

By:  /s/ Goldman, Sachs & Co.
     ---------------------------------------
     (GOLDMAN, SACHS & CO.)

By: WACHOVIA SECURITIES, INC.

By:  /s/ Trip Morris
     ---------------------------------------
     Name:  Trip Morris
     Title: Vice President

                                                                         ANNEX A

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

         Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until       , 2003, all
dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus./(1)/

         The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

----------
/1/      In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus

                                                                         ANNEX D

[  ]     CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
         COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

               Name:    _________________________________

               Address: _________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer, including a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.